Exhibit 99

FOR IMMEDIATE RELEASE

Syniverse Reports Second Quarter 2008 Results

TAMPA, Fla. – Aug. 4, 2008 – Syniverse Holdings, Inc. (NYSE: SVR), a leading provider of technology and business solutions for the global telecommunications industry, today reported results for the second quarter 2008.

•	Total revenues were $127.6 million for second quarter 2008, a 39.7% increase compared to second quarter 2007.

•	Net revenues, which exclude off-network database queries or pass-through revenue, were $126.2 million for second quarter 2008, a 40.6% increase compared to second quarter 2007.

•	Net income was $20.4 million in second quarter 2008, a 74.4% increase compared to second quarter 2007.

•	Net income per diluted share was $0.30 in second quarter 2008, a 72.7% increase compared to second quarter 2007.

•

Cash net income, a non-GAAP financial measure, was $28.4 million for second quarter 2008, a 58.9% increase compared to second quarter 2007. Cash net income reflects the positive cash impact resulting from the significant difference in amortization of goodwill for financial reporting and tax purposes, and is determined by adding the cash savings arising from the tax deductible goodwill amortization to adjusted net income.

•	Cash net income per diluted share was $0.42 in second quarter 2008, a 57.3% increase compared to second quarter 2007.

•	Adjusted EBITDA, a non-GAAP financial measure, was $58.3 million for second quarter 2008, a 57.3% increase compared to second quarter 2007.

“Syniverse continues to report record results driven by double-digit organic growth and successful acquisition integration,” said Tony Holcombe, President and CEO, Syniverse. “We are capitalizing on the growth in messaging and wireless data while increasing our market share, and now provide services to more than 600 operators worldwide. Syniverse also is successfully executing our plan to integrate BSG Wireless, and we continue to anticipate $12 million of annualized cost synergies as we integrate the two businesses.”

Chief Financial Officer David Hitchcock added, “Organic net revenue growth exceeded 25% during the second quarter as technology interoperability services continue to accelerate. Costs were again well contained as we realize the benefits of our increasing scale, leading to $40.9 million of cash from operating activities. In addition, inclusive of $13.0 million of capital expenditures, we generated $33.3 million of operating free cash flow in the quarter.”

Syniverse Technologies | 8125 Highwoods Palm Way, Tampa, FL USA 33647-1776 | 1.813.637.5000 | www.syniverse.com

Syniverse 2Q 2008 results   2

Please refer to the information set forth below under the captions “Non-GAAP Measures” and “Reconciliation of Non-GAAP Measures to GAAP” for an explanation of the foregoing non-GAAP financial measures as well as a reconciliation of such non-GAAP financial measures to GAAP financial measures.

Second Quarter 2008 Service Line Revenue

Technology Interoperability Services

Technology interoperability services revenues were $80.2 million in second quarter 2008, a 90.7% increase compared to second quarter 2007. The increase included $13.7 million of revenues attributable to BSG Wireless, which was included in Syniverse’s income statement beginning on January 1. Excluding revenues from BSG Wireless, technology interoperability revenue grew 58.1% during the second quarter of 2008 driven by increases across the product line. Data services, such as SMS interoperability and mobile data roaming, continue their explosive growth, while growth in clearing house services, UniRoam® and technology products from ITHL all showed strong double-digit increases.

Network Services

Network services revenues were $31.6 million in second quarter 2008, 1.3% increase compared to second quarter 2007. Increases in SS7, data networking and Visibility® were largely offset by continued declines elsewhere.

Number Portability Services

Number portability services revenues were $6.4 million in second quarter 2008, a 7.2% decrease compared to second quarter 2007. Results were primarily due to lower volumes in 2008.

Call Processing Services

Call processing services revenues were $7.3 million in second quarter 2008, a 13.2% decrease compared to second quarter 2007. This decrease was attributable to continued declines in legacy fraud-related services and a decline in signaling solutions.

Enterprise Solutions

Enterprise solutions revenues were $0.6 million in second quarter 2008.

Off-Network Database Queries (Pass-Through)

Pass-through revenues for second quarter 2008 were $1.4 million.

Second Quarter 2008 Business Highlights

•	Continued the integration of BSG Wireless.

•	Gained additional market traction with recent product introductions, including DataNet, GSM Visibility, and financial clearing house services.

•	Completed implementation for June launch of true number portability in Singapore.

Outlook

The company is revising its guidance and providing the following outlook for 2008:

Net Revenues	$485 - 495 million
Net Income	$69 - 74 million
Adjusted EBITDA	$223 - $230 million
Cash Net Income	$105 - $110 million

Additionally, the company expects to generate operating free cash flow in excess of $118 million for 2008.

Syniverse Technologies  |  8125 Highwoods Palm Way, Tampa, FL USA 33647-1776  |  1.813.637.5000  |  www.syniverse.com

Syniverse 2Q 2008 results   3

Syniverse expects to realize approximately $12 million of annualized run-rate cost savings in connection with its integration of BSG Wireless. Approximately one-third of this total is expected to be realized by year end 2008, with the remainder to be realized in 2009. Expected Adjusted EBITDA and Cash Net Income have been adjusted to exclude the one-time costs related to integrating the businesses and the duplicative costs that are expected to be eliminated by the end of 2009.

Non-GAAP Measures

Syniverse’s Cash Net Income is determined by first calculating Adjusted Net Income. Adjusted Net Income is calculated by adding the following items to net income: provision for income taxes, restructuring, SFAS 123R non-cash compensation, purchase accounting amortization and BSG Wireless transition expenses to arrive at Adjusted Net Income before provision for income taxes. This adjusted pre-tax result is then further adjusted for a provision for income taxes at an assumed long-term tax rate of 39%, which excludes the effect of our NOLs. To calculate Cash Net Income, the cash benefit of our tax-deductible goodwill is added to Adjusted Net Income. This cash benefit is a result of the differing treatments of approximately $362 million of goodwill on our balance sheet that primarily is the result of acquisitions that we made from Verizon and IOS North America. Specifically, while this goodwill is not amortized for GAAP purposes, the amortization of goodwill is nonetheless deductible in calculating our taxable income and, hence, reduces actual cash tax liabilities.

Syniverse’s Adjusted EBITDA is determined by adding to net income the following items: interest expense, net, provision for income taxes, depreciation and amortization, restructuring, SFAS 123R non-cash compensation, and BSG Wireless transition expenses.

Syniverse’s Operating Free Cash Flow is determined by adding to (or subtracting from) Net cash provided by operating activities the following items: (capital expenditures), cash paid (received) in legal settlement and accrued but not yet paid acquisition-related earn-out and other contingent payments.

A reconciliation of Adjusted Net Income, Cash Net Income and Adjusted EBITDA to net income, the closest GAAP measure, is presented in the financial tables below under the caption “Reconciliation of Non-GAAP Measures to GAAP.” A reconciliation of Operating Free Cash Flow to Net Cash Provided by Operating Activities, the closest GAAP measure, is presented in the financial tables below under the caption “Reconciliation of Non-GAAP Measures to GAAP.”

We present Adjusted Net Income and Cash Net Income because we believe that Adjusted Net Income and Cash Net Income provide useful information regarding our operating results in addition to our GAAP measures. We believe that Adjusted Net Income provides our investors with valuable insight into our profitability exclusive of certain adjustments, and Cash Net Income provides further insight into the cash impact resulting from the different treatments of goodwill for financial reporting and tax purposes. We rely on Adjusted Net Income and Cash Net Income as primary measures of Syniverse’s earnings exclusive of these certain and other non-cash cash charges.

We present Adjusted EBITDA and Operating Free Cash Flow because we believe that Adjusted EBITDA and Operating Free Cash Flow provide useful information regarding our continuing operating results. We rely on Adjusted EBITDA and Operating Free Cash Flow as primary measures to review and assess the operating performance of our company and our management team in connection with our executive compensation and bonus plans. We also review Adjusted EBITDA and Operating Free Cash Flow to compare our current operating results with corresponding periods and with the operating results of other companies in our industry. In addition, we utilize Adjusted EBITDA and Operating Free Cash Flow as an assessment of our overall liquidity and our ability to meet our debt service obligations.

We believe that the disclosure of Adjusted EBITDA, Operating Free Cash Flow, Adjusted Net Income and Cash Net Income is useful to investors as these non-GAAP measures form the basis of how our management team reviews and considers our operating results. By disclosing these non-GAAP measures, we believe that we create for an investor a greater understanding of, and an enhanced level of

Syniverse Technologies  |  8125 Highwoods Palm Way, Tampa, FL USA 33647-1776  |  1.813.637.5000  |  www.syniverse.com

Syniverse 2Q 2008 results   4

transparency into, the means by which our management team operates our company. We also believe that these measures can assist investors in comparing our performance to that of other companies on a consistent basis without regard to certain items that do not directly affect our ongoing operating performance or cash flows.

Adjusted EBITDA, Operating Free Cash Flow, Adjusted Net Income and Cash Net Income have limitations as analytical tools, and you should not rely upon them or consider them in isolation or as a substitute for GAAP measures such as net income, cash flows from operating activities, and other consolidated income or other cash flows statement data prepared in accordance with GAAP. In addition, these non-GAAP measures may not be comparable to other similarly titled measures of other companies. Because of these limitations, Adjusted EBITDA and Operating Free Cash Flow should not be considered as measures of discretionary cash available to us to invest in the growth of our business, and Adjusted Net Income and Cash Net Income should not be considered as a replacement for, or in lieu of, net income. We attempt to compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA, Operating Free Cash Flow, Adjusted Net Income and Cash Net Income as supplemental information only.

Second Quarter 2008 Earnings Call

Syniverse will host a conference call today at 4:30 p.m. ET to discuss these results, and the accompanying slides for the conference call have been posted to the Syniverse website at www.syniverse.com. To participate on this call, U.S. callers may dial toll-free free 1-888-873-4896; international callers may dial direct (+1) 617-213-8850. The passcode for this call is 66117475. This event also will be webcast live over the Internet in listen-only mode at www.syniverse.com/investorevents.

A replay of this call will be available beginning at approximately 6:30 p.m. ET on August 4 and will remain available through August 18 at 11:59 p.m. ET. To access the replay, U.S. callers may dial toll-free 1-888-286-8010; international callers may dial direct (+1) 617-801-6888. The replay passcode is 63723020.

About Syniverse

Syniverse Technologies (NYSE:SVR) provides solutions that allow more than 600 communications companies in over 120 countries to provide seamless mobile services by making it possible for disparate technologies and standards to interoperate. Syniverse’s flexibility and customer focus permit its customers to quickly react to market changes and demands, enabling the delivery of everything from voice calls to sophisticated data and video services wherever and whenever subscribers need them. With more than 20 years in the industry, Syniverse is headquartered in Tampa, Florida, U.S.A., and has offices in major cities around the globe. Syniverse is ISO 9001:2000 certified and TL 9000 approved, adhering to the principles of customer focus and quality improvement practices. More information is available at www.syniverse.com.

Cautionary Notice Regarding Forward-Looking Statements

Certain of the statements in this Press Release may constitute “forward-looking statements” for purposes of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Syniverse to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Such forward-looking statements include, without limitation: statements regarding Syniverse’s ability to continue to report strong results, whether as a result of organic growth and acquisitions or otherwise; Syniverse’s ability to continue to capitalize on the positive growth in messaging and wireless data; Syniverse’s ability to successfully and timely integrate BSG Wireless, and to realize the anticipated cost savings of that integration when and in the amounts anticipated; the ability of Syniverse to gain market acceptance and penetration in respect of several recent product introductions, including Datanet, GSM Visibility, and Financial Clearing House services; Syniverse’s guidance for 2008, as contained under the caption

Syniverse Technologies  |  8125 Highwoods Palm Way, Tampa, FL USA 33647-1776  |  1.813.637.5000  |  www.syniverse.com

Syniverse 2Q 2008 results   5

“Outlook”, including, without limitation, expected net revenues, net income, adjusted EBITDA, cash net income and operating free cash flow for 2008, as well as the assumptions, estimates, and judgments applied in creating such guidance.

These forward looking statements are based upon information presently available to the Company’s management and are inherently subjective, uncertain and subject to change, due to any number of risks and uncertainties, including, without limitation, those other risks and factors discussed in Syniverse’s Annual Report on Form 10-K for the year ended December 31, 2007 under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Forward-Looking Statements” and “Risk Factors” and otherwise in Syniverse’s reports and filings that it makes with the Securities and Exchange Commission.

You should not place undue reliance on any forward-looking statements, since those statements speak only as of the date that they are made. Syniverse has no obligation and does not undertake to publicly update, revise or correct any of the forward-looking statements after the date of this Press Release, or after the respective dates on which such statements otherwise are made, whether as a result of new information, future events, or otherwise, except as otherwise may be required by law.

# # #

Investor Relations Contact:

Jim Huseby, Syniverse Technologies

+1 (813) 637-5000

Syniverse Technologies  |  8125 Highwoods Palm Way, Tampa, FL USA 33647-1776  |  1.813.637.5000  |  www.syniverse.com

Exhibit 99.1

Syniverse Holdings, Inc

Condensed Consolidated Statements of Income (unaudited)

and Other Supplemental Information

(In thousands except per share information)

	Three Months Ended		Six Months Ended
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007
Technology Interoperability Services	$80,209	$42,061	$148,911	$79,856
Network Services	31,643	31,245	61,384	61,669
Number Portability Services	6,435	6,938	13,385	13,044
Call Processing Services	7,313	8,422	15,702	15,630
Enterprise Solution	634	1,089	1,419	2,280

Revenues excluding Off Network Database Queries	126,234	89,755	240,801	172,479
Off Network Database Queries	1,385	1,620	2,463	3,274

Total Revenues	127,619	91,375	243,264	175,753
Cost of operations	41,589	34,075	79,567	67,516

Gross Margin	86,030	57,300	163,697	108,237
Gross Margin %	67.4%	62.7%	67.3%	61.6%
Gross Margin % before Off Network Database Queries	68.2%	63.8%	68.0%	62.8%
Sales and marketing	12,200	7,652	22,954	14,464
General and administrative	19,868	13,616	38,010	27,603
Depreciation and amortization	13,791	10,724	27,424	21,003
Restructuring	—	773	17	2,555

Operating income	40,171	24,535	75,292	42,612
Other expense, net
Interest expense, net	(8,925)	(5,572)	(18,215)	(11,196)
Other, net	(272)	75	(215)	128

	(9,197)	(5,497)	(18,430)	(11,068)

Income before provision for income taxes	30,974	19,038	56,862	31,544
Provision for income taxes	10,622	7,370	21,117	12,230

Net income	$20,352	$11,668	$35,745	$19,314

Net income per share
Basic	$0.30	$0.17	$0.53	$0.29
Diluted	$0.30	$0.17	$0.53	$0.29
Shares used in calculation
Basic	67,619	67,294	67,564	67,257
Diluted	68,112	67,439	68,010	67,396

Other Supplemental Information:

Revenue by region (1) (unaudited):

	Three Months Ended		Six Months Ended
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007
North America	$90,932	$70,593	$173,145	$135,945
Asia Pacific	11,855	9,528	22,073	19,249
Caribbean and Latin America	7,456	5,594	15,315	10,784
Europe, Middle East and Africa	15,991	4,040	30,268	6,501

Subtotal non- North American Revenue	35,302	19,162	67,656	36,534

Revenues excluding Off Network Database Queries	126,234	89,755	240,801	172,479
Off Network Database Queries	1,385	1,620	2,463	3,274

Total Revenues	$127,619	$91,375	$243,264	$175,753

(1)	Based on “bill to” location on invoice.

Syniverse Holdings, Inc.

Condensed Consolidated Balance Sheets

(In thousands except share information)

	June 30, 2008	December 31, 2007
	(unaudited)
ASSETS
Current assets:
Cash	$92,775	$49,086
Accounts receivable, net of allowances of $588 and $762, respectively	93,846	79,378
Prepaid and other current assets	15,818	12,240

Total current assets	202,439	140,704

Property and equipment, net	47,262	43,856
Capitalized software, net	62,924	62,615
Deferred costs, net	9,901	10,786
Goodwill	628,621	616,304
Identifiable intangibles, net	226,065	232,023
Other assets	2,315	1,262

Total assets	$1,179,527	$1,107,550

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,395	$5,006
Accrued payroll and related benefits	12,744	12,016
Accrued interest	8,908	5,910
Deferred revenues	4,996	5,327
Other accrued liabilities	29,955	34,789
Current portion of Term Note B	3,585	3,459

Total current liabilities	66,583	66,507

Long-term liabilities:
Deferred tax liabilities	62,175	43,587
7 3/4% senior subordinated notes due 2013	175,000	175,000
Term Note B, less current maturities	352,192	344,476
Other long-term liabilities	7,090	7,188

Total long-term liabilities	596,457	570,251

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value; 300,000 shares authorized; no shares issued	—	—
Common stock, $0.001 par value; 100,300,000 shares authorized; 68,821,784 shares issued and
68,429,786 shares outstanding and 68,683,075 shares issued and 68,302,956 shares outstanding at June 30, 2008 and December 31, 2007, respectively	68	68
Additional paid-in capital	467,485	463,711
Retained earnings	40,596	4,851
Accumulated other comprehensive income	8,368	2,191
Common stock held in treasury, at cost; 391,998 and 380,119 at June 30, 2008 and
December 31, 2007, respectively	(30)	(29)

Total stockholders’ equity	516,487	470,792

Total liabilities and stockholders’ equity	$1,179,527	$1,107,550

Syniverse Holdings, Inc.

Condensed Consolidated Statements of Cash Flows (unaudited)

(In thousands)

	Six Months Ended June 30,
	2008	2007
Cash flows from operating activities
Net income	$35,745	$19,314
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization including amortization of deferred debt issuance costs	28,309	21,428
Provision for (recovery of) uncollectible accounts	(153)	131
Deferred income tax expense	13,991	9,910
Stock-based compensation	2,424	1,469
Loss on disposition of property	18	348
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(13,766)	(1,553)
Other current assets	(3,266)	(1,973)
Accounts payable	2,096	(480)
Other current liabilities	(1,146)	(7,643)
Other assets and liabilities	(126)	(2,216)

Net cash provided by operating activities	64,126	38,735

Cash flows from investing activities
Capital expenditures	(20,361)	(16,053)
Acquisition of BSG Wireless	(823)	—
Acquisition of ITHL	—	(735)

Net cash used in investing activities	(21,184)	(16,788)

Cash flows from financing activities
Principal payments on senior credit facility	(1,786)	(696)
Employee stock purchase plan	388	430
Stock options exercised	1,391	16
Minimum tax withholding on restricted stock awards	(429)	(275)
Purchase of treasury stock	(1)	(1)

Net cash used in financing activities	(437)	(526)

Effect of exchange rate changes on cash	1,184	114

Net increase in cash	43,689	21,535
Cash at beginning of period	49,086	26,704

Cash at end of period	$92,775	$48,239

Supplemental cash flow information
Interest paid	$15,180	$11,763
Income taxes paid	6,367	1,650

Syniverse Holdings, Inc

Reconciliation of Non GAAP Measures to GAAP (unaudited)

(In thousands except per share information)

	Three Months Ended		Six Months Ended
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007
Reconciliation to adjusted EBITDA
Net income	$20,352	$11,668	$35,745	$19,314
Interest expense, net	8,925	5,572	18,215	11,196
Provision for income taxes	10,622	7,370	21,117	12,230
Depreciation and amortization	13,791	10,724	27,424	21,003
Restructuring	—	773	17	2,555
SFAS 123R non-cash compensation	1,347	984	2,424	1,469
BSG Wireless transition expenses	3,294	—	6,401	—

Adjusted EBITDA	$58,331	$37,091	$111,343	$67,767

	Three Months Ended		Six Months Ended
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007
Reconciliation to adjusted net income and cash net income
Net income	$20,352	$11,668	$35,745	$19,314
Add provision for income taxes	10,622	7,370	21,117	12,230

Income before provision for income taxes	30,974	19,038	56,862	31,544

Restructuring	—	773	17	2,555
SFAS 123R non-cash compensation	1,347	984	2,424	1,469
Purchase accounting amortization	7,119	4,703	14,238	9,406
BSG Wireless transition expenses	3,294	—	6,401	—

Adjusted income before provision for income taxes	42,734	25,498	79,942	44,974

Less assumed provision for income taxes at 39%	(16,666)	(9,944)	(31,177)	(17,540)

Adjusted net income	26,068	15,554	48,765	27,434

Add cash savings of tax deductible goodwill(1)	2,301	2,301	4,602	4,602

Cash net income	$28,369	$17,855	$53,367	$32,036

Adjusted net income per share	$0.38	$0.23	$0.72	$0.41
Cash net income per share	$0.42	$0.26	$0.78	$0.48
Diluted shares outstanding	68,112	67,439	68,010	67,396

1)	Represents the cash benefit realized currently as a result of the tax deductibility of goodwill amortization.

	Three Months Ended		Six Months Ended
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007
Reconciliation to operating free cash flow
Net cash provided by operating activities	$40,864	$17,705	$64,126	$38,735
Capital expenditures	(13,020)	(6,464)	(20,361)	(16,053)
Cash received in legal settlement	—	—	—	(2,500)
Change in working capital due to ITHL contingent payment	—	6,895	—	6,160
Change in working capital due to payment of BSG pre-acquisition contractual obligation	5,440	—	5,440	—

Operating Free Cash Flow	$33,284	$18,136	$49,205	$26,342

Supplemental cash flow information:
Cash interest paid	$1,829	$2,511	$15,180	$11,763
Cash income taxes paid	4,857	1,650	6,367	1,650

Syniverse Holdings Inc.

Reconciliation of Non GAAP Measure Estimates to GAAP (unaudited)

(in millions)	2008E Low	2008E High
Reconciliation to adjusted EBITDA
Net income	$69.0	$74.0
Interest expense, net	36.0	36.0
Provision for income taxes	42.0	44.0
Depreciation and amortization(1)	57.0	57.0
SFAS 123R non-cash compensation	5.5	5.5
BSGW transition expenses(2)	13.5	13.5

Adjusted EBITDA	$223.0	$230.0

Reconciliation to adjusted net income and cash net income
Net income	$69.0	$74.0
Add provision for income taxes	42.0	44.0

Income (loss) before provision for income taxes	111.0	118.0

Adjustments income (loss) before provision for income taxes

Purchase accounting amortizations	28.5	28.5
SFAS 123R non-cash compensation	5.5	5.5
BSGW transition expenses(2)	13.5	13.5

Adjusted income (loss) before provision for income taxes	158.5	165.5
Less assumed provision for income taxes	(62.7)	(64.7)
Adjusted net income	95.8	100.8
Add cash savings of tax deductible goodwill(3)	9.2	9.2

Cash net income	$105.0	$110.0

1)	Includes preliminary estimates of purchase accounting amortizations for BSGW.
2)	Represents certain costs that we do not expect to continue in the business upon full integration including:

a)	Integration specific expenses, including any temporary headcount needed for the migrations, travel for the integration teams, and other one-time costs related to the integration project and:

b)	Duplicative data processing and headcount expenses that we do not plan to remain following the full integration.

3)	Represents the cash benefit realized currently as a result of the tax deductibility of goodwill amortization.